Exhibit 99.1

Selective Reports Second Quarter 2025 Results

Net Income per Diluted Common Share of $1.36 and Non-GAAP Operating Income1 per
Diluted Common Share of $1.31;
Return on Common Equity ("ROE") of 10.7% and Non-GAAP Operating ROE1 of 10.3%

In the second quarter of 2025:

•Net premiums written ("NPW") increased 5% from the second quarter of 2024;
•The GAAP combined ratio was 100.2%, compared to 116.1% in the second quarter of 2024;
•Commercial Lines renewal pure price increases averaged 8.9%, up 1.0 point from 7.9% in the second quarter of 2024;
•After-tax net investment income was $101 million, up 18% from the second quarter of 2024;
•Book value per common share was $52.09, up 3% from last quarter; and
•Adjusted book value per common share¹ was $54.48, up 2% from last quarter.

Branchville, NJ - July 23, 2025 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the second quarter ended June 30, 2025, with net income per diluted common share of $1.36 and non-GAAP operating income1 per diluted common share of $1.31. ROE was 10.7% and non-GAAP operating ROE1 was 10.3%.

For the quarter, Selective's combined ratio was 100.2%. Catastrophe losses were 6.7 points, and net unfavorable prior year casualty reserve development was 3.8 points, driven by $45 million of reserve strengthening in commercial lines. NPW grew 5% from a year ago driven by renewal pure price increases of 9.9%. Net investment income increased 18% from a year ago, to $101 million after-tax, and generated 13.0 points of annualized ROE in the quarter.

“The combined ratio of 100.2% reflects continued pressures from elevated severities due to social inflation, which drove unfavorable prior year casualty reserve development in the quarter,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“To address the continued elevated level of loss costs, we are diligently working to improve profitability through pricing and underwriting actions. Our unique operating model and franchise value distribution enable us to focus on appropriate risk selection and granular pricing. This quarter, our disciplined approach contributed to slowing top-line growth."

“We believe that strong execution of our strategic initiatives will position us to deliver profitable growth in the current market environment,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2025		2024			2025		2024
Net premiums written	$1,288.6		1,226.1	5%		$2,529.1		2,382.7	6%
Net premiums earned	1,188.1		1,080.2	10		2,346.8		2,131.2	10
Net investment income earned	128.0		108.6	18		248.7		216.5	15
Net realized and unrealized gains (losses), pre-tax	4.2		1.3	222		4.4		(0.3)	(1,402)
Total revenues	1,326.7		1,196.0	11		2,611.9		2,361.0	11
Net underwriting income (loss), after-tax	(1.9)		(137.2)	(99)		34.1		(122.2)	(128)
Net investment income, after-tax	101.4		86.3	18		197.0		171.9	15
Net income (loss) available to common stockholders	83.6		(65.6)	(227)		191.2		14.6	1,210
Non-GAAP operating income (loss)[1]	80.3		(66.6)	(221)		187.8		14.9	1,163
Combined ratio	100.2%		116.1	(15.9)	pts	98.2%		107.3	(9.1)	pts
Loss and loss expense ratio	69.3		85.7	(16.4)		66.9		76.5	(9.6)
Underwriting expense ratio	30.8		30.3	0.5		31.2		30.6	0.6
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.2	(0.1)
Net catastrophe losses	6.7	pts	8.4	(1.7)		5.3	pts	6.8	(1.5)
Non-catastrophe property losses and loss expenses	14.6		17.2	(2.6)		15.0		16.7	(1.7)
(Favorable) unfavorable prior year reserve development on casualty lines	3.8		16.3	(12.5)		2.1		9.9	(7.8)
Current year casualty loss costs	44.2		43.8	0.4		44.5		43.1	1.4
Net income (loss) available to common stockholders per diluted common share	$1.36		(1.08)	(226)%		$3.12		0.24	1,200%
Non-GAAP operating income (loss) per diluted common share[1]	1.31		(1.10)	(219)		3.06		0.24	1,175
Weighted average diluted common shares	61.3		60.9	1		61.3		61.2	—
Book value per common share	$52.09		44.74	16		$52.09		44.74	16
Adjusted book value per common share[1]	54.48		49.67	10		54.48		49.67	10

Overall Insurance Operations

For the second quarter, overall NPW increased 5%, as we focused on rate and non-rate actions to improve profitability while prudently growing the business. Average renewal pure price increased 9.9%, up 0.8 points from a year ago. Our 100.2% combined ratio included 3.8 points, or $45 million, of unfavorable prior year casualty reserve development. The combined ratio was 15.9 points better than a year ago, driven by lower unfavorable prior year casualty reserve development, net catastrophe losses, and non-catastrophe property losses.

Overall, insurance segment performance reduced ROE by 0.2 points in the second quarter of 2025.

Standard Commercial Lines Segment

For the second quarter, Standard Commercial Lines premiums (representing 79% of total NPW) grew 6% from a year ago. The premium growth reflected average renewal pure price increases of 8.9% and lower retention of 83%. The second quarter combined ratio was 102.8%, down 16.0 points from a year ago. Lower unfavorable prior year casualty reserve development, net catastrophe losses, and non-catastrophe property losses drove the improvement.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Commercial Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$1,018.0		963.1	6%		$2,021.2		1,894.8	7%
Net premiums earned	937.6		853.5	10		1,849.8		1,687.6	10
Combined ratio	102.8%		118.8	(16.0)	pts	99.6%		108.9	(9.3)	pts
Loss and loss expense ratio	71.1		87.6	(16.5)		67.5		77.2	(9.7)
Underwriting expense ratio	31.6		31.1	0.5		32.0		31.4	0.6
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.3	(0.2)
Net catastrophe losses	5.4	pts	6.0	(0.6)		3.8	pts	5.3	(1.5)
Non-catastrophe property losses and loss expenses	14.1		14.6	(0.5)		14.1		14.2	(0.1)
(Favorable) unfavorable prior year reserve development on casualty lines	4.8		20.6	(15.8)		2.4		12.5	(10.1)
Current year casualty loss costs	46.8		46.4	0.4		47.2		45.2	2.0

Standard Personal Lines Segment

For the second quarter, our deliberate profit improvement actions caused Standard Personal Lines premiums (representing 9% of total NPW) to decline 5% from a year ago and new business to fall 41%. We continue to focus on growth in states where we have filed and obtained adequate rate approvals. Renewal pure price was 19.0% and retention was 79%. The second quarter 2025 combined ratio improved 26.5 points from a year ago to 91.6%, benefiting from renewal pure price increases, lower catastrophe losses, non-catastrophe property losses, and current year casualty loss costs.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Personal Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$110.5		116.1	(5)%		$198.0		216.1	(8)%
Net premiums earned	102.4		106.4	(4)		206.0		210.3	(2)
Combined ratio	91.6%		118.1	(26.5)	pts	94.9%		111.7	(16.8)	pts
Loss and loss expense ratio	68.3		95.3	(27.0)		71.2		88.3	(17.1)
Underwriting expense ratio	23.3		22.8	0.5		23.7		23.4	0.3
Net catastrophe losses	14.3	pts	23.9	(9.6)		10.5	pts	17.7	(7.2)
Non-catastrophe property losses and loss expenses	27.6		42.6	(15.0)		31.4		41.5	(10.1)
Unfavorable prior year reserve development on casualty lines	—		—	—		2.4		—	2.4
Current year casualty loss costs	26.4		28.8	(2.4)		26.9		29.1	(2.2)

Excess and Surplus Lines Segment

For the second quarter, Excess and Surplus Lines premiums (representing 12% of total NPW) increased 9% from the prior-year period, driven by average renewal pure price increases of 9.3%. The second quarter 2025 combined ratio was 89.8%, 4.8 points better than a year ago driven by lower catastrophe losses and non-catastrophe property losses. This was partially offset by higher current year casualty loss costs.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Excess and Surplus Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2025		2024			2025		2024
Net premiums written	$160.2		146.8	9%		$309.9		271.9	14%
Net premiums earned	148.0		120.3	23		290.9		233.3	25
Combined ratio	89.8%		94.6	(4.8)	pts	91.1%		91.2	(0.1)	pts
Loss and loss expense ratio	58.9		63.3	(4.4)		60.2		60.1	0.1
Underwriting expense ratio	30.9		31.3	(0.4)		30.9		31.1	(0.2)
Net catastrophe losses	9.8	pts	11.9	(2.1)		10.6	pts	8.2	2.4
Non-catastrophe property losses and loss expenses	8.8		13.0	(4.2)		9.1		12.8	(3.7)
(Favorable) prior year reserve development on casualty lines	—		—	—		—		—	—
Current year casualty loss costs	40.3		38.4	1.9		40.5		39.1	1.4

Investments Segment

For the second quarter, after-tax net investment income of $101 million was up 18% from a year ago. The after-tax income yield averaged 4.2% for the fixed income securities portfolio and 3.9% for the overall portfolio. With invested assets per dollar of common stockholders' equity of $3.33 as of June 30, 2025, net investment income generated 13.0 points of annualized ROE.

Investments Segment	Quarter ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2025	2024			2025	2024
Net investment income earned, after-tax	$101.4	86.3	18%		$197.0	171.9	15%
Net investment income per common share	1.65	1.42	16		3.22	2.81	15
Effective tax rate	20.7%	20.6	0.1	pts	20.8%	20.6	0.2	pts
Average yields:
Portfolio:
Pre-tax	4.9	4.9	—		4.9	4.9	—
After-tax	3.9	3.9	—		3.9	3.9	—
Fixed income securities:
Pre-tax	5.3%	4.9	0.4	pts	5.2%	5.0	0.2	pts
After-tax	4.2	3.9	0.3		4.1	3.9	0.2
Annualized ROE contribution	13.0	12.5	0.5		12.9	12.5	0.4

Balance Sheet

$ in millions, except per share data	June 30, 2025	December 31, 2024	Change
Total assets	$14,468.4	13,514.2	7%
Total investments	10,553.6	9,651.3	9
Long-term debt	902.7	507.9	78
Stockholders’ equity	3,369.4	3,120.1	8
Common stockholders' equity	3,169.4	2,920.1	9
Invested assets per dollar of common stockholders’ equity	3.33	3.31	1
Net premiums written to policyholders' surplus	1.45	1.60	(9)
Book value per common share	52.09	47.99	9
Adjusted book value per common share[1]	54.48	52.10	5
Debt to total capitalization	21.1%	14.0%	7.1	pts

Book value per common share increased by $4.10, or 9%, during the first half of 2025. The increase was primarily attributable to $3.12 of net income per diluted common share and a $1.74 decrease in after-tax net unrealized losses on our fixed income securities portfolio, partially offset by $0.76 in common stockholder dividends. The decrease in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by lower interest rates. In the second quarter of 2025, the Company did not repurchase any shares of common stock. Capacity under the existing repurchase authorization was $56.1 million as of June 30, 2025.

Selective's Board of Directors declared:

•    A quarterly cash dividend on common stock of $0.38 per common share that is payable September 2, 2025, to holders of record on August 15, 2025; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on September 15, 2025, to holders of record as of August 29, 2025.

Guidance
For 2025, our full-year expectations are updated as follows:

•A GAAP combined ratio of 97% to 98%, up 1 point from prior guidance of 96% to 97%, including net catastrophe losses of 6 points and the impact of prior year casualty reserve development reported through the second quarter. Our combined ratio estimate assumes no additional prior year casualty reserve development and no further change in loss cost estimates. We do not make assumptions about future reserve development, as we book our best estimate each quarter;
•After-tax net investment income of $415 million, up from prior guidance of $405 million;

•An overall effective tax rate of 21.5%; and
•Weighted average shares of 61.5 million on a fully diluted basis, including the shares repurchased in the first half of 2025 and assuming no additional repurchases under our existing share repurchase authorization.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:00 AM ET, on Thursday, July 24, 2025, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on August 22, 2025.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors including listing in Forbes Best Midsize Employers and certification for six consecutive years as a Great Place to Work®.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter ended June 30,		Year-to-Date June 30,
	2025	2024	2025	2024
Net income (loss) available to common stockholders	$83.6	(65.6)	191.2	14.6
Net realized and unrealized investment (gains) losses included in net income, before tax	(4.2)	(1.3)	(4.4)	0.3
Tax on reconciling items	0.9	0.3	0.9	(0.1)
Non-GAAP operating income (loss)	$80.3	(66.6)	187.8	14.9

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2025	2024	2025	2024
Net income (loss) available to common stockholders per diluted common share	$1.36	(1.08)	3.12	0.24
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.07)	(0.02)	(0.07)	—
Tax on reconciling items	0.02	—	0.01	—
Non-GAAP operating income (loss) per diluted common share	$1.31	(1.10)	3.06	0.24

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended June 30,		Year-to-Date June 30,
	2025	2024	2025	2024
Return on Common Equity	10.7%	(9.5)	12.5	1.1
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.5)	(0.2)	(0.3)	—
Tax on reconciling items	0.1	0.1	0.1	—
Non-GAAP Operating Return on Common Equity	10.3%	(9.6)	12.3	1.1

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2025	2024	2025	2024
Book value per common share	$52.09	44.74	52.09	44.74
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	3.03	6.25	3.03	6.25
Tax on reconciling items	(0.64)	(1.32)	(0.64)	(1.32)
Adjusted book value per common share	$54.48	49.67	54.48	49.67

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, all of which can influence insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com